EX-23.1 CONSENT OF INDEPENDENT ACCOUNTANTS

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

October 17, 2003

To the Board of Directors and Shareholders of
ViaStar Holdings, Inc. and Subsidiaries
2451 W. Birchwood Avenue, Suite 105
Mesa, Arizona 85202

As the independent public accountants for ViaStar Holdings, Inc. we hereby consent to the incorporation in this Transition Report on Form 10-KSB of ViaStar Holdings, Inc, of our report dated October 17, 2003, regarding the June 30, 2003 and December 31, 2002, consolidated financial statements. We also consent to all other references to our company included in this annual report.

/s/Armando Ibarra, CPA - APC

Armando C. Ibarra, CPA - APC
Chula Vista, California
October 17, 2003